Callidus Software Announces Fourth Quarter and Full Year 2007 Results

Record Annual Revenues $101.7 Million; Up 34% Year Over Year Record Q4 On-Demand ACV Bookings $6.5 Million

SAN JOSE, CA -- 01/29/2008 -- Callidus Software Inc. (NASDAQ: CALD), the leader in Sales Performance Management (SPM), today announced financial results for the fourth quarter and fiscal year ended December 31, 2007.

Total fourth quarter revenues were up 4% to $24.9 million, compared to the same quarter last year. Fourth quarter license revenues were down 26% to $6.8 million, fourth quarter subscription and support revenues were up 27% to $6.5 million, and fourth quarter services and other revenues were up 19% to $11.6 million, in each case, compared to the fourth quarter of 2006. In addition, the net new Annual Contract Value (ACV) of on-demand bookings in the quarter was up over 850% to $6.5 million, compared to the same quarter last year, and up over 150%, compared to Q3 2007.

Fourth quarter net loss was $2.7 million, or ($0.09) per share, and included $1.0 million of stock-based compensation expense, $1.5 million of restructuring expense and a benefit for income taxes of $0.6 million. This compares to net income of $0.1 million, or $0.00 per share, for the fourth quarter of 2006, which included $1.1 million of stock-based compensation expense and a benefit for income taxes of approximately $62,000.

Cash and investments totaled $50.6 million at December 31, 2007, a decrease of $2.3 million from December 31, 2006.

For the full fiscal year 2007, total revenues were up 34% from $76.1 million in 2006 to $101.7 million. License revenues were up 3% to $28.6 million in 2007. Subscription and support revenues were up 33% to $23.9 million in 2007. Annual Contract Value Bookings for the On-Demand business were up 285% to $11.7 million in 2007. Net loss for fiscal 2007 was $12.3 million, or ($0.42) per share, which included $5.0 million of stock-based compensation, $1.5 million of restructuring expense and a benefit for income taxes of $0.5 million. This compares to 2006 net loss of $8.7 million, or ($0.31) per share, which included $4.8 million of stock-based compensation expense and a benefit for income taxes of approximately $62,000.

"Callidus crossed $100 million in annual revenues for the first time in 2007," said Leslie Stretch, president and CEO at Callidus Software. "Our revenues, combined with our on-demand bookings, reflect the growing demand for sales performance management solutions. I am especially pleased with the strong growth in our on-demand business. We ended 2007 with $14.8 million in cumulative ACV bookings, up 78% compared to the end of Q3. We were also able to deliver improved operating expenses in Q4 as we realized some early cost savings from the reduction in force we executed in December. We expect further improvements will crystallize in 2008."

"I am pleased with how quickly we were able to innovate and meet the growing demand for Software-as-a-Service (SaaS). We continue to grow our business rapidly and believe that we are the clear market leader in the on-demand SPM space. Our on-demand customers range from 100 payees to over 5,000 payees and span many industries in over 120 countries," Stretch concluded.

Recent Business Highlights

--  Including the Compensation Technologies acquisition, Callidus now has over 44,000 payees signed-up for its Callidus On-Demand solution.

--  Callidus signed an exclusive resale agreement with IMS Health, the world's leading provider of market intelligence to the pharmaceutical and healthcare industries.  Callidus On-Demand will be deployed as the software platform for IMS' new IMS Precision Compensation™ offering.

--  Callidus was one of only two vendors to receive a "Positive" rating from Gartner, Inc., the highest rating given in the firm's MarketScope for
    Insurance Incentive Compensation Management Applications, 2007.  In the
    report, Gartner evaluated eight incentive compensation management vendors.

--  Callidus released Version 5.2 of its suite of software products.  The
    5.2 release delivered key enhancements to scalability, analytics, and producer management.

--  Callidus acquired Compensation Technologies to add a consulting and hosting business to the portfolio as part of the drive to enhance the SaaS business.

--  Callidus executed cost savings measures, including the reduction of its workforce by 8%.  Callidus also announced a $10 million share repurchase program, which is expected to begin on February 1, 2008.

Financial Outlook

--  Total revenues for the first quarter of 2008, which will include revenues from Compensation Technologies, is expected to be between $25.0 million and $26.5 million.

--  Operating expenses, including stock-based compensation of approximately $1.0 million, are expected to be between $13.2 million and
    $14.0 million as compared to $15.5 million in the fourth quarter of 2007.

--  For fiscal 2008, we expect subscription and support revenues to be between $35.0 million and $40.0 million, an increase of 47% to 67% from the previous year.  As we increase our focus on our on-demand service, license revenues will likely be lower in 2008 compared to 2007.  We are not providing full-year guidance on total revenues, expenses, or earnings per share.  Moving forward, we anticipate that subscription and support revenues and improved profitability will be central characteristics of our business.

Conference Call

A conference call to discuss the fourth quarter and 2007 results and outlook is scheduled for today at 1:30 p.m. Pacific Standard Time (PST). The conference call will be available via live-webcast at the Investor Relations section of Callidus' website at www.callidussoftware.com. To participate in the call by telephone, the dial-in number is 866-543-6407 (international: +1-617-213-8898), passcode 41833135.

A webcast replay and telephone playback of the conference call will be available after 3:30 p.m. PST today through February 5, 2008. The webcast replay will be available at the Investor Relations section of Callidus' website under Calendar of Events. The telephone replay will be available by calling 888-286-8010 (international: +1-617-801-6888), passcode 54876891.

About Callidus Software®

Callidus Software (www.callidussoftware.com) (NASDAQ: CALD) is the leading provider of on-premise and on-demand Sales Performance Management (SPM) solutions to global companies across a broad range of industries. Our software allows innovative enterprises of all sizes to strategically manage incentive compensation, set quota targets, administer producers, and align territories, resulting in improved sales and distribution performance. Over 1.8 million salespeople, brokers, and channel representatives have their sales performance managed by Callidus Software's products.

Note on Forward-Looking Statements

The forward-looking statements included in this press release, including expected growth in subscription and maintenance revenues, estimates of first quarter 2008 total revenues, perpetual license revenues, operating expenses, expected cost savings in 2008, stock buy-backs, and stock-based compensation expense, reflect management's best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, timing and size of orders, potential material fluctuations in financial results and future growth rates, decreases in customer spending, uncertainty regarding the SPM market, customer cancellations or non-renewal of software maintenance contracts or on-demand services, our potential inability to manage effectively any growth we experience, uncertainty regarding the demand for and profitability of our hosted on-demand offering, increased competition or new entrants in the marketplace, litigation and other risks detailed in Callidus' reports filed with the Securities and Exchange Commission (SEC), including its Form 10-K and its Form 10-Q for the third quarter of 2007, copies of which may be obtained by contacting Callidus Software's Investor Relations department at 408-808-6577, or from the Investor Relations section of Callidus Software's website (www.callidussoftware.com). Actual results may differ materially from those presently reported. We assume no obligation to update the information contained in this release.

© 1998-2008 Callidus Software Inc. All rights reserved. Callidus Software, the Callidus Software logo, Callidus TrueAnalytics, TrueComp, TrueComp Grid, TrueComp Manager, TrueConnection, TrueFoundation, TrueInformation, TruePerformance, TruePerformance Index, TruePerformance Indicator, TrueMBO, TrueAllocation, TrueProducer, TrueQuota, TrueReferral, TrueResolution, and TrueService+ are trademarks, servicemarks, or registered trademarks of Callidus Software Inc. in the United States and other countries. All other brand, service or product names are trademarks or registered trademarks of their respective companies or owners.

                          CALLIDUS SOFTWARE INC.
             CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (In thousands, except for per share data)
                               (unaudited)

                               Three months ended         Year ended
                                  December 31,            December 31,
                             --------    --------     --------    --------
                                2007       2006         2007        2006
                             --------    --------     --------    --------

Revenues:
  License                    $  6,756    $  9,104     $ 28,625    $ 27,773
  Subscription and
   support                      6,501       5,138       23,907      18,006
  Services and other           11,648       9,820       49,125      30,329
                             --------    --------     --------    --------
    Total revenues             24,905      24,062      101,657      76,108

Cost of revenues:
  License                         238         157          884         546
  Subscription and
   support (1)                  2,850       1,726       11,043       6,253
  Services and other (1)       10,274       8,498       43,555      28,541
                             --------    --------     --------    --------

    Total cost of revenues     13,362      10,381       55,482      35,340
                             --------    --------     --------    --------

Gross profit                   11,543      13,681       46,175      40,768

Operating expenses:
  Sales and marketing (1)       7,650       7,534       30,806      25,463
  Research and
   development (1)              3,782       3,726       15,563      14,558
  General and
   administrative (1)           2,619       3,093       13,991      12,367
  Restructuring                 1,458           -        1,458           -
                             --------    --------     --------    --------

    Total operating expenses   15,509      14,353       61,818      52,388
                             --------    --------     --------    --------

Operating loss                 (3,966)       (672)     (15,643)    (11,620)

Interest and other
 income, net                      593         712        2,832       2,709
                             --------    --------     --------    --------

Income (loss) before
 provision for income taxes    (3,373)         40      (12,811)     (8,911)

Provision (benefit)
 for income taxes                (645)        (62)        (501)        (62)
                             --------    --------     --------    --------

Income (loss) before
 cumulative effect of
 a change in accounting
 principle                     (2,728)        102      (12,310)     (8,849)

Cumulative effect of a
 change in accounting
 principle                          -           -            -         128
                             --------    --------     --------    --------

Net Income (loss)            $ (2,728)   $    102     $(12,310)   $ (8,721)
                             ========    ========     ========    ========

Basic net income (loss)
 per share                   $  (0.09)   $   0.00     $  (0.42)   $  (0.31)
                             ========    ========     ========    ========
Diluted net income (loss)
 per share                   $  (0.09)   $   0.00     $  (0.42)   $  (0.31)
                             ========    ========     ========    ========

Shares used in basic per
 share computation             29,573      28,260       29,068      27,690
                             ========    ========     ========    ========
Shares used in diluted per
 share computation             29,573      30,018       29,068      27,690
                             ========    ========     ========    ========

---------------
(1) Stock-based compensation
     included in amounts
     above by category:

   Subscription and support  $     72    $     53     $    250    $    193
   Services and other             207         212          838         832
   Sales and marketing            288         251        1,162       1,045
   Research and development       258         235          995         917
   General and
    administrative                180         337        1,709       1,766
                             --------    --------     --------    --------
    Total stock-based
     compensation            $  1,005    $  1,088     $  4,954    $  4,753
                             ========    ========     ========    ========

                          CALLIDUS SOFTWARE INC.
                   CONDENSED CONSOLIDATED BALANCE SHEETS
                              (In thousands)
                               (unaudited)

                                             December 31,   December 31,
Assets                                          2007           2006
                                            -----------     -----------

Current assets:
  Cash and cash equivalents                 $    21,778     $    12,082
  Short-term investments                         28,824          40,857
  Accounts receivable, net                       23,575          23,064
  Deferred income taxes                             204               —
  Prepaid and other current assets                4,038           3,939
                                            -----------     -----------

    Total current assets                         78,419          79,942

Property and equipment, net                       4,438           4,086
Intangible assets, net                            2,335             500
Deferred income taxes, noncurrent                   483               —
Deposits and other assets                         1,918             666
                                            -----------     -----------

    Total assets                            $    87,593     $    85,194
                                            ===========     ===========

Liabilities and Stockholders’ Equity

Current liabilities:
  Accounts payable                          $     2,901     $       899
  Accrued payroll and related expenses            7,326           6,647
  Accrued expenses                                4,140           3,721
  Deferred revenue                               15,231          13,726
                                            -----------     -----------

    Total current liabilities                    29,598          24,993

Long-term deferred revenue                        2,326           1,578
Other liabilities                                 1,089           1,243
                                            -----------     -----------

    Total liabilities                            33,013          27,814
                                            -----------     -----------

Stockholders’ equity
  Common stock                                       30              28
  Additional paid-in capital                    203,110         193,499
  Accumulated other comprehensive income            456             408
  Accumulated deficit                          (149,016)       (136,555)
                                            -----------     -----------

    Total stockholders’ equity                   54,580          57,380
                                            -----------     -----------

    Total liabilities and
     stockholders’ equity                   $    87,593     $    85,194
                                            ===========     ===========

Investor Relations Contact:
Ron Fior
408-808-6577
ir@callidussoftware.com

Press Contact:
Jock Breitwieser
408-975-6683
pr@callidussoftware.com